As filed with the Securities and Exchange Commission on February 20, 2014

Registration No. 333-115991

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-115991

Under

The Securities Act of 1933

LTC PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	71-0720518
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2829 Townsgate Road, Suite 350

Westlake Village, CA 91361

(805) 981-8655

 (Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Wendy L. Simpson

Chairman, Chief Executive Officer and President

LTC Properties, Inc.

2829 Townsgate Road, Suite 350

Westlake Village, CA 91361

(805) 981-8655

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-3 (File No. 333-115991) filed on May 28, 2004 (the “Registration Statement”) by LTC Properties Inc. (the “Registrant”).  The Registration Statement registered Common Stock of the Registrant for resale by selling stockholders pursuant to Exchange Rights Agreements in connection with eight separate limited partnerships of which the Registrant was general partner.

This Post-Effective Amendment is being filed to deregister all unsold securities registered under the Registration Statement and remaining available thereunder.  As of the filing date of this Post-Effective Amendment, all units in the limited partnerships have been exchanged and the Registrant no longer is required to maintain the effectiveness of the Registration Statement.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration the securities registered but unsold under the Registration Statement, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 20th day of February, 2014.

LTC PROPERTIES, INC.

By:	/s/ Wendy Simpson
Wendy Simpson
Chairman, Chief Executive Officer and President